Exhibit 10.7

King’s Town Bank

Type of Contract	Deed of Guarantee

Guarantor (Contractor)	Chiang Jing Bin ([ ])

Name of Credit Grantor (Principal Debtor)	YMA Corporation

Guarantee Sum (Line of credit of principal debtor)	NTD 6.5 million

Type of loan by the principal debtor	Short-term loan

Loan account (and subsidiary accounts) of the principal debtor

First day of loan by the principal debtor

	Director	Manager
Internal Decision Column

1. Only the original contract left by KTB is in need of a cover. The cover is not a part of the contract, and does not need a seal on the perforation (but it is also acceptable to have a seal on the perforation). If the cover is left out or misused as the old one, just stick on the new cover once again (To avoid disrupting the continuity of the seal on the perforation, do not tear off the old cover if misused).

2. “First day of loan” is not equivalent to the date of contract. Fill in at own discretion following the requirements of the operation director or loan director.

3. To avoid controversy, do not alter or write the guarantee sum in simplified characters.

4. To avoid controversy, pay attention and guide the guarantor to sign in the correct section. The identity in the signature section cannot be altered or corrected. If there is a lack of space, please add more independently.

5. If there are two (or more) credit contracts, two (or more) surety bonds and two (or more) promissory notes should be signed. Guarantee sum= quota of each credit contract= promissory note sum= filing quota. It is not appropriate to simplify it to a multi- case co-signing of a credit contract and (or) a promissory note.

6. The “given period” in Article 1, provision 3, of this Contract must be filled in. The first day of the “given period” is the signing date of this contract; The end date shall be the “transfer period” and “the credit period for the approval of each transfer” calculated from the first day of the approval of the credit case, and additionally the equivalent date of “two years” or its previous day.

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Contract of Guarantee

This Contract of Guarantee has been delivered to the guarantor for review on 5 February, Year 109 of the Republic of China <hand write the date of return >; the review period is at least five calendar days.

Note 1: Date of signature – Date of return ≥5 calendar days

Note 2: Regarding the signature of the “review period”, if it is an enterprise, the representative can sign their own name, so as not to write the name of the enterprise.

<All guarantors sign here>

Date of contract: 02 March, Year 111 of the Republic of China.

The guarantor agrees to ensure to creditor King’s Town Commercial Bank Co., Ltd. (Uniform code 68921101, including its main branch, domestic and foreign branches, referred as KTB), that, within the maximum guarantee amount of the principal amount agreed upon in this contract, the guarantor shall perform its responsibilities on behalf of the principal debtor of Article 1, paragraph 4, in the event of non-performance of the obligations of the principal debtor, and will pay any debt owed to KTB by the principal debtor and its interest, delayed interest, penal sum, fees, damage compensations, and other payables. The contract between the guarantor and KTB is as follows:

Article 1 (Guarantee of maximum principal amount)

(1) The maximum guarantee sum is this Contract of Guarantee (guarantee sum is as agreed in (2) The guarantor agrees to guarantee and bear responsibility for all debts incurred in KTB for the principal debtor in 4 within the “given time”.

(2) Guarantee sum of the “Maximum principal amount” mentioned above is:

[NTD 6.5 million dollars or other currencies of equal value]

(3) “Given time” mentioned above is:

[Starting from the date of signature of this Contract of Guarantee, to 16 September, Year 114 of the Republic]

(4) The “principal debtor” in 1 is: Name: [YMA Corporation]

Uniform code: [54902977]

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Article 2 (Scope of secured debt)

The scope of “debt” secured by this guarantee refers to the principal debtor’s loans, bills, guarantees, overdrafts, discounts, advances, acceptances, appointment guarantees, buy-out notes, letters of credit, domestic and foreign import and export foreign exchange business (includes but not limited to inward collection, outward documentary bill, foreign currency export loans), debts incurred by finance contracts, various financial transactions (including financial derivatives transaction deeds, credit card deeds, and special store deeds and all other debts based on the underlying legal relationship of KTB for business transactions, including interest, deferred interest, penal sums, damage compensations and other related costs.

Article 3 (Joint Guarantee)

The guarantor agrees to be jointly liable for the principal debtor’s debts to KTB in accordance with the terms of this deed and waives the right of first action defence under article 745 of the Civil Code.

Article 4 (Independence of Deed)

The guarantor’s signing of this contract of guarantee is an independent legal act and is not affected by the guarantor’s previous or future signing of other identical or similar contracts of guarantee or continuing contracts of guarantee with KTB.

Article 5 (Liquidation Liability)

The guarantor agrees:

1. KTB shall not claim compensation from the guaranty in first place, and shall request for compensation from the guarantor. When KTB requests settlement, the guarantor shall settle the debt in accordance with the location and account designated by KMB.

2. When the guarantor, after paying off the debts in place of the principal debtor, requests KTB to transfer the guaranty in accordance with the law, the guarantor shall not object if the guaranty is with flaws.

Article 6 (Representations and warranties)

1. The guarantor has the right to conduct its affairs in accordance with the law, hold property, sign and deliver this deed of guarantee and fulfill the obligations under this deed of guarantee.

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2. The guarantor signs, delivers and performs this contract of guarantee without violating or contravening any ordinance, adjudication or executive order, and does not violate or resist any contract involving the guarantor as a contracting party or the guarantor’s assets.

3. If the guarantor is a legal person, then it is necessary for the guarantor to issue the deed of guarantee in accordance with its articles of association and the measures of the company guarantee methods and regulations. The resolution required to sign and deliver this deed of guarantee and the authorization procedures within the company should be completed.

Article 7 (Other Documents)

Where necessary for the purpose of fulfilling the deed of guarantee, the guarantor shall, at any time, sign other documents, instruments (including receipts) and other conditions in accordance with KTB’s reasonable requirements.

Article 8 (Waive of Notification Obligations)

Except for issues relating to KTB’s request for settlement mentioned in Article 5 (1), the guarantor agrees to waive KTB notification obligations for protests, interpellation, and other obligations to notify.

Article 9 The guarantor agrees:

1. KTB may allow the principal debtor to defer liquidation or perform other obligations.

2. KTB may update any debt and change or amendment of the conditions relating to the debt obligations.

3. KTB may waive, alter or replace any collateral or guaranty provided by any person in the interests of the debt.

4. to waive the requirement that the assignee of KTB or KTB be recovered in advance by the endorser against the principal debtor, his property or other securities

5. To the extent permitted by law, waive all other powers and interests conferred to the guarantor under the Civil Law of the Republic of China.

6. The guarantor’s liability of liquidation under this deed of guarantee is absolute and unconditional, unaffected by any defense that the principal debtor may claim (including but not limited to bankruptcy of the principal debtor, settlement with creditors or reformation).

Article 10 (Limitations on subrogation claims)

Until all debts have been fully liquidated, the guarantor shall not disrupt or prevent the principal debtor from performing its obligations to KTB. Before the guarantor has paid off part of the debt on behalf of the principal debtor and the full liquidation of all debts, the guarantor should not claim a subrogation claim or any right or security acquired as a result of the contract of guarantee against the principal debtor.

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Article 11 (Offset)

(1) If the principal debtor’s obligation to KTB is not fully paid within the agreed deadlines (including deemed deadline), the principal debtor and guarantor shall agree to consign all deposits (Except where the deposit has not been terminated for the appointment of payment) in KTB and all bonds against KTB. Even if the maturity date has not approached, KTB will still receive pre-period settlement and will offset all obligations incurred by the principal debtor and guarantor.

(2) The principal debtor and the guarantor understand and agree to the agreement between the principal debtor or guarantor and KTB on cheque deposit transactions, subject to the termination condition of “if any breach of contract arises from the contract signed between the principal debtor and KTB, all debt will be deemed as due in accordance with the agreement”. Once the release conditions are reached, the aforementioned cheque deposit transaction agreement becomes ineffective and KTB shall immediately return the remaining amount of deposited sum and offset all debts incurred by the credit grantor to KTB.

(3) The meaning of the first two predetermined offsets means that the effect of the offset occurs when the notice of offset with KTB arrives or is deemed to have reached the principal debtor or guarantor. At the same time, the deposit vouchers, ledgers, checks or other documents given to the principal debtor or guarantor by KTB, within the scope of offset will lose their effectiveness.

Article 12 (Order of Compensation)

If the principal debtor is burdened with several debts to KTB, and the payment made by the liquidator or the amount paid to KTB by automatic transfer as agreed is insufficient, the principal debtor’s expenses, default payments, interest, and principal sum, shall be offset in sequence.

Article 13 (Procedure Cost and Execution Cost)

The costs (including but not limited to attorney fees) incurred by KTB in exercising, preserving and enforcing the rights (including but not limited to participation in bankruptcy, reorganization or similar proceedings) and interests under this deed of guarantee shall be borne by the guarantor and shall be paid immediately upon KTB’s request.

Article 14 (Assignment)

This deed of guarantee is binding on the guarantor and its successor and assignee, and has an effect on KTB, KTB’s successor and assignee. KTB may notify the guarantor (no need for consent) of the transfer of all or part of its rights under this deed of guarantee to the assignee of any such claim for debt. The guarantor may not transfer its rights and obligations under this deed of guarantee to another party without KTB’s prior written consent.

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Article 15 (Authorization)

If the guarantor is a company, and its authorized signatory changes, it will not be valid to KTB except with a written notice. Article 16 (Non-waiver)

If KTB neglects to exercise the terms of this deed of guarantee, the guarantor shall not deem KTB to waive the performance of the terms. KTB’s waiver of the terms agreed upon in this deed of guarantee shall only take effect in writing and shall be limited to the waiver of its expressed parts, and the waiver of one provision shall not affect the validity of the other terms.

Article 17 (Responsibility of Multiple Guarantors)

If this deed of guarantee is jointly signed by several persons, all signatories shall be jointly and severally liable in accordance with the provisions of article 272, paragraph 1, of the Civil Law of the Republic of China.

Article 18 (Provision of supervision, audit, consultation, information and credit inquiry)

1. The guarantor is willing to accept KTB’s supervision of the purpose of credit, audit of business finance, inspection of collateral, supervision and access to relevant account books, statements (including consolidated financial statements of related enterprises), and documents at any time. When KTB deems it necessary, the guarantor may be required to complete the credit information on schedule, or to provide the accounting financial statements from the KTB accredited accountant and to request the accountant to provide working papers. However, KTB is not obligated to provide supervision, audit, consultation, information and credit inquiry. When KTB believes that the guarantor’s financial structure should be improved and therefore requires further changes, the guarantor should follow suit.

2. The guarantor agrees that KTB shall provide the capital information, credit information, and other personal information (including name, title, date of birth, ID/business registration number, passport number, phone number, website and address etc.) related to guarantor for specific purposes such as understanding the guarantor’s credit information, credit judgment (including records of overdue bills, urgent collection and bad debt) and other information relevant to the contract of guarantee as determined by the KTB business registration project to KTB, interbank financial institutions, consortium financial joint credit investigation center, small and medium-sized enterprise credit guarantee fund, agricultural credit guarantee fund, consortium information co., Ltd., Taiwan clearing house and other designated economic and financial departments to participate in KTB creditor’s rights entrusted to deal with the matter on behalf of KTB or organizations that need a contract for business needs, in the scope of a specific purpose, such as business registration project or charter, to gather, process by computer, international transmission and use of personal data, and formerly revealed agencies to provide personal information to KTB.

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Article 19 (Establishment and Authorization of Promissory Note)

In respect of the promissory notes issued or renewed and delivered in conjunction with or separately to KTB by the principal debtor and guarantor and the guaranty of the fulfillment and settlement of all KTB obligations shall be borne by the principal debtor. Authorization of KTB may be given to the principal debtor if it fails to perform the contract or if there is sufficient proof to believe it indeed is unable to perform the contract, it shall fill in the maturity date invoice, interest rates and other matters as defined in the bill regulations of the Republic of China, and the guarantor shall have no objection with consolidated or separate claims made for repayment by the principal debtor.

Article 20 (Quasi-law)

If various debt relations with KTB are generated, the establishment of elements, manner and effect of its legal act shall be governed by the laws of the Republic of China regardless of the guarantor’s nationality.

Article 21 (Jurisdiction)

Each debt of the guarantor to KTB is consoled to the Tainan District Court of Taiwan or District Court as the primary jurisdictional court. However, if the law requires special provisions from exclusive jurisdiction, such provisions will be followed.

Article 22 (Notice)

Any letter, request or notice sent by KTB to the guarantor, sent by telex, telegram, written document or letter by hand to the address recorded by the guarantor in the deed of guarantee or to the address known to KTB during the usual postal period shall be deemed as having been served lawfully. Any notice from the guarantor to KTB shall be mailed in writing to the address of the KTB branch, where the guarantor has business dealings with, and shall be effective only at the time when KTB receives the same.

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Article 23 (Revision)

Any modification or alteration this contract of guarantee shall not be made without the written consent of the contractor (means creditor KTB and guarantor).

Article 24 (Delivery of Contract)

1. The original contract of guarantee shall be accepted by the guarantor and KTB each given one copy. However, if the guarantor gives consent orally or in written form, a copy of the original contract may be jointly received or be provided with a photocopy. The copy should indicate on its cover page that it is “exactly in accordance with the original” and include a business unit seal.

2. If the guarantor does not collect the original or copy of this contract of guarantee from KTB within 5 days of signing the contract, KTB may send the original or copy by mail to its mailing address. If there is no correspondence address, mail to the guarantor’s household registration address on the ID card in record of KTB.

3. KTB may provide the contract copy to relevant persons to the credit case, its successors and other stakeholders.

Contractor (Creditor KTB and guarantor)

Creditor: King’s Town Commercial Bank
Co. Ltd	Creditor Seal

Uniform Code: 68921101

Address: 506 West Gate Road, Central and

West District, Tainan City

Representative: Dai Chengzhi

Agent: Tainan Credit Regional Center

Associate Su Fanzhen

Guarantor: Chiang Jing Bin	Uniform Code: D120602620	Guarantee verifier: Huang Zese

(signature and seal)

Request for photocopy	Phone: 04-23229900	Verification Date: 111.03.10

	Address: 1, 9 Lane, 114	Verification Location:

(representative: )	Alley, Weiguo Street, East District, Tainan	borrower’s office

I request ☐ jointly take one copy of

deed ☒ photocopy ☐ original

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Guarantor:	Uniform Code:	Guarantee verifier:

(signature and seal)	Phone:	Verification Date:
Request for photocopy	Address:	Verification Location:

(representative: )

I request ☐ jointly take one copy of deed ☐ photocopy ☐ original

Guarantor:	Uniform Code:	Guarantee verifier:

(signature and seal)	Phone:	Verification Date:
Request for photocopy	Address:	Verification Location:

(representative: )

I request ☐ jointly take one copy of
deed ☐ photocopy ☐ original

Guarantor:	Uniform Code:	Guarantee verifier:

(signature and seal)	Phone:	Verification Date:
Request for photocopy	Address:	Verification Location:

(representative: )

I request ☐ jointly take one copy of
deed ☐ photocopy ☐ original

Guarantor:	Uniform Code:	Guarantee verifier:

(signature and seal)	Phone:	Verification Date:
Request for photocopy	Address:	Verification Location:

(representative: )

I request ☐ jointly take one copy of
deed ☐ photocopy ☐ original

Guarantor:	Uniform Code:	Guarantee verifier:

(signature and seal)	Phone:	Verification Date:

Request for photocopy	Address:	Verification Location:

(representative: )

I request ☐ jointly take one copy of
deed ☐ photocopy ☐ original

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